CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in:

     (i) Post-Effective Amendment No. 1 to Registration Statement No. 33-44922 on Form S-8 pertaining to the Wausau-Mosinee Paper Corporation 1991 Employee Stock Option Plan;

     (ii) Post-Effective Amendment No. 2 to Registration Statement No. 333-02845 on Form S-8 pertaining to the Wausau-Mosinee Paper Corporation Savings and Investment Plan;

     (iii) Registration Statement No. 333-42445 on Form S-8 pertaining to the Mosinee Paper Corporation 1985 Executive Stock Option Plan;

     (iv) Registration Statement No. 333-42447 on Form S-8 pertaining to the Mosinee Paper Corporation 1994 Executive Stock Option Plan;

 of our report, dated January 29, 1999, on our audits of the consolidated financial statements of Wausau-Mosinee Paper Corporation as of December 31, 1998 and 1997, and for each of the three fiscal years ended December 31, 1998 and 1997, and August 31, 1996, which is included in this Annual Report on Form 10-K.


 Wausau, Wisconsin               WIPFLI ULLRICH BERTELSON LLP
 March 29, 1999
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